Exhibit 10.2

SECURED PROMISSORY NOTE

$1,500,000	Las Vegas, Nevada	June 1, 2009

FOR VALUE RECEIVED, the undersigned, LAS VEGAS GAMING, INC., a Nevada corporation ("Maker"), hereby promises to pay to the order of IGT, a Nevada corporation ("Payee") at 9295 Prototype Drive, Reno, Nevada 89521, by wire transfer or cashiers check, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($1,500,000), or such lesser amount as may be payable hereunder pursuant to the terms of this Secured Promissory Note, together with accrued interest on the outstanding principal balance from day to day remaining as herein specified.

1.           Payments.  The outstanding principal balance of this Secured Promissory Note, together with all accrued but unpaid interest, shall be due and payable in one payment on January 29, 2010 (the "Due Date"). Maker may prepay all or any portion of the principal of this Secured Promissory Note without giving Payee prior written notice of its intention to make such prepayment and without a prepayment penalty. Any prepayment shall be accompanied by a payment of all accrued interest on the amount of principal being prepaid.

All payments and prepayments of principal or interest on this Secured Promissory Note shall be made in lawful money of the United States of America at the address of Payee indicated above, or such other place as the holder of this Promissory Note shall designate in writing to Maker. Each payment under this Secured Promissory Note shall be credited first to accrued but unpaid interest and then to the principal balance of this Secured Promissory Note.

2.           Interest Rate.  The outstanding principal balance hereof shall bear interest commencing June 1, 2009 and continuing thereafter prior to maturity at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) 10.0% (the "Note Rate"); provided, however, if at any time the Note Rate shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent increase in the Maximum Rate will increase the rate of interest hereon to the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Note Rate had at all times been in effect. All past due principal and interest shall bear interest at the lesser of (i) the Maximum Rate or (ii) 18%. "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law.

Each change in the rate to be charged on this Secured Promissory Note shall be effective without notice as of the effective date of each change in the Maximum Rate. Interest on the indebtedness evidenced by this Secured Promissory Note shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day).

Notwithstanding anything to the contrary contained herein, no provisions of this Secured Promissory Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Secured Promissory Note or otherwise in connection with this loan transaction, or is otherwise charged or received by Payee in connection with this Secured Promissory Note, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Secured Promissory Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Secured Promissory Note so that the interest for the entire term does not exceed the Maximum Rate.

3.           Security.  This Secured Promissory Note is executed as of September 4, 2009 to be effective as of June 1, 2009 and is a continuation of the indebtedness of Maker to Payee incurred pursuant to, and is secured and guaranteed as provided in, that certain IGT-LVGI Binding Term Sheet dated February, 2009 between Maker and Payee (the "Advance Term Sheet"), as supplemented and amended on the terms set forth herein. The obligation of Maker to Payee pursuant to the Advance Term Sheet and this Secured Promissory Note is secured by all the assets of Maker as set forth in the Advance Term Sheet, the Security Agreement between Maker and Payee dated May 22, 2009 (the "Security Agreement"), the Trademark Security Agreement between Maker and Payee dated May 22, 2009 (the "First Trademark Security Agreement"), the Trademark Security Agreement between Maker and Payee dated June 8, 2009 (the "Second Trademark Security Agreement"), the Patent Security Agreement between Maker and Payee dated May 22, 2009 (the "First Patent Security Agreement"), and the Patent Security Agreement between Maker and Payee dated June 8, 2009 (the "Second Patent Security Agreement") (the Advance Term Sheet, the Security Agreement, the First Trademark Security Agreement, the Second Trademark Security Agreement, the First Patent Security Agreement, and the Second Patent Security Agreement, the "Security Documents"). Reference is hereby made to the Security Documents for a description of the properties and assets in which a lien or security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Promissory Note in respect thereof. Without limiting the foregoing or any other provision of this Promissory Note, for and in consideration of Payee's agreement to extend the due date of the indebtedness incurred under the Advance Term Sheet to January 29, 2010 as contemplated in this Promissory Note, to secure the prompt, punctual, and faithful performance of all and each of the Liabilities (as defined in the Security Agreement), Maker hereby grants to Payee, for the benefit of Payee and any affiliate of Payee (and hereby reconfirms its grant to Payee, for the benefit of Payee and any affiliate of Payee, pursuant to the Security Documents of), a continuing security interest in and to, and assigns to Payee the following (subject only to the terms of that certain Lien Release dated August 19, 2009 executed by Payee in favor of Maker pursuant to which Payee released its lien on certain specified assets of Maker that were sold by Maker pursuant to that certain Asset Purchase Agreement dated August 19, 2009 between Maker and Gaming Arts, LLC), and each item thereof, whether now owned or now due, or in which Maker has an interest, or hereafter acquired, arising, or to become due, or in which Maker obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which Payee may in the future be granted a security interest, is referred to herein as the "Collateral"):

(a)           All accounts and accounts receivable;

(b)           All inventory;

(c)           All general intangibles;

(d)           All equipment;

(e)           All goods;

(f)           All fixtures;

(g)           All chattel paper.

(h)           All letter-of-credit rights;

(i)           All payment intangibles;

(j)           All supporting obligations;

(k)           All books, records, and information relating to the Collateral and/or to the operation of Maker's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;

(l)           All leasehold interests;

(m)           All investment property, instruments, documents, deposit accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property;

(n)           All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. ((a) through (m)) or otherwise; and

(o)           All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (n)), including the right of stoppage in transit.

All terms used in this Section 3 and not otherwise defined in this Promissory Note shall have the meanings given to them in the Nevada Uniform Commercial Code. It is intended that the Collateral include all assets of Maker.

4.           Events of Default.  Maker shall be in default hereunder upon the happening of any of the following events or conditions (each such event or condition hereinafter referred to as an "Event of Default"):

(a)           Maker shall fail to pay when due any principal of or accrued and unpaid interest on this Promissory Note on or before three business days after Payee has given Maker written notice of such payment default.

(b)Maker shall breach any of the terms of any of the Security Documents.

(c)           Maker shall fail to pay when due any principal of or accrued and unpaid interest on any indebtedness of Maker for borrowed money, and such failure to pay shall remain unremedied for a period of five business days.

(d)           Maker or any subsidiary of Maker shall breach any of the terms of any agreement between Maker or any of its subsidiaries, on the one hand, and Payee or any of its affiliates, on the other hand.

(e)           Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

(f)           Any involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

(g)           The failure by Maker to timely file with the United States Securities and Exchange Commission all reports and other documents required of the Maker under the Securities Act of 1933 and the Securities Exchange Act of 1934.

5.           Remedies.  Maker shall promptly notify Payee upon becoming aware of the occurrence of an Event of Default hereunder. Upon the occurrence of any Event of Default set forth in clauses (b) or (c) above, the entire unpaid principal balance of and accrued interest on this Secured Promissory Note shall immediately become due and payable with no action required by the holder hereof. Upon the occurrence of any other Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Secured Promissory Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration the same shall become and shall be immediately due and payable. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Secured Promissory Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, all reasonable collection costs and fees incurred by the holder, including reasonable attorneys' fees shall be added to the principal amount of this Secured Promissory Note.

6.           GOVERNING LAW; VENUE.  THIS SECURED PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS SECURED PROMISSORY NOTE IS PERFORMABLE IN CLARK COUNTY, NEVADA. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS SECURED PROMISSORY NOTE AGAINST MAKER OR ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY SUMS OF MONEY PAYABLE ON THIS SECURED PROMISSORY NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN CLARK COUNTY, NEVADA. MAKER AND EACH SUCH OTHER PARTY HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR ANY OTHER PARTY LIABLE HEREUNDER OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY MAKER OR ANY OTHER PARTY LIABLE HEREUNDER AGAINST PAYEE SHALL BE BROUGHT ONLY IN A COURT LOCATED IN CLARK COUNTY, NEVADA.

7.           Waivers.  Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Secured Promissory Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and nonpayment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Secured Promissory Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Secured Promissory Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

8.           ENTIRETY.  THIS SECURED PROMISSORY NOTE, THE BINDING TERM SHEET, THE SECURITY DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THE BINDING TERM SHEET, AND THIS SECURED PROMISSORY NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS SECURED PROMISSORY NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS SECURED PROMISSORY NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

MAKER:      LAS VEGAS GAMING, INC.

By:  /s/          Las Vegas Gaming, Inc.
Name:            Bruce A. Shepard
Title:             Chief Financial Officer

Address for Notice:

Las Vegas Gaming, Inc.
3980 Howard Hughes Parkway, Suite 450
Las Vegas, Nevada 89169
Attn: Bruce Shepard

PAYEE:          IGT
By:  /s/           Craig Billings
Name:             Craig Billings
Title:               VP of Corp Fin

Address for Notice:

IGT
9295 Prototype Drive
Reno, Nevada 89521
Attn:           Craig Billings
                     J. Kenneth Creighton